UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 17, 2025 (the “Effective Date”), Universal Technical Institute, Inc., a Delaware corporation (the “Company”), announced the appointment of Bruce Schuman to the role of Chief Financial Officer, effective immediately. In the role of Chief Financial Officer, Mr. Schuman will also serve as the Company’s principal financial officer.

In connection with his appointment, Mr. Schuman will receive an annual base salary of $475,000, will be eligible for a target cash incentive award of 65% of base salary and received an initial grant of $650,000 of time-vested restricted stock units and $350,000 of performance stock units issued under the Universal Technical Institute, Inc. Amended and Restated 2021 Equity Incentive Plan. Mr. Schuman will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans.

Mr. Schuman previously served as Chief Financial Officer of Vacasa, Inc. (NASDAQ: VCSA) from June 2023 to March 2025. Prior to his time at Vacasa, Inc., Mr. Schuman served as Executive Vice President and Chief Financial Officer of Kiavi, Inc. from June 2021 to December 2022. Prior to his time at Kiavi, Inc., Mr. Schuman spent over 27 years at Intel Corporation where he served as Vice President and Chief Financial Officer of Intel Capital from March 2020 to June 2021, Vice President and Chief Financial Officer of the Server CPU and Memory Group from May 2019 to March 2020, and Vice President and Chief Financial Officer of the Enterprise and Government Group from January 2017 to May 2019. Mr. Schuman received a BBA in Finance from New Mexico State University.

There is no arrangement or understanding between Mr. Schuman and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Schuman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Schuman that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Interim Chief Financial Officer

In connection with Mr. Schuman’s appointment to the role of Chief Financial Officer, Christine Kline resigned from the positions of Interim Chief Financial Officer and principal financial officer, effective as of the Effective Date. Ms. Kline will continue to serve as the Company’s Vice President, Chief Accounting Officer and principal accounting officer.

Item 7.01	Regulation FD Disclosure

On March 17, 2025, the Company issued a press release announcing the appointment of Mr. Schuman as its Chief Financial Officer (the “Press Release”), which is attached here as Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the Press Release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated March 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2025	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Executive Vice President and Chief Legal Officer

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